Exhibit 3.203

ARTICLES OF ORGANIZATION

FOR

FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I – Name:

The name of the Limited Liability Company is:

Sarasota LTAC Properties, LLC

ARTICLE II – Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:

See Attached

ARTICLE III – Registered Agent, Registered Office, & Registered Agent’s Signature:

The name and the Florida street address of the registered agent are:

CT Corporation System
Name

1200 South Pine Island Road
Florida street address (P.O. Box NOT acceptable)

Plantation, Florida 33324
City, State and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, Florida Statutes.

/s/ Connie Bryan, Special Assistant Secretary
Registered Agent’s Signature

ARTICLE IV – Manager(s) or Managing Member(s):

The name and address of each Manager or Managing member is as follows:

Title:	Name and Address:
“MGR” – Manager
“MGRM” – Managing Member

MGRM	HEALTHSOUTH Corporation
One Healthsouth Parkway
Birmingham, Alabama 35243

(Use attachment if necessary)

NOTE: An additional article must be added if an effective date is requested.

REQUIRED SIGNATURE:

/s/[unreadable]
Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statues, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

C. Drew Demaray-Vice President/Asst. Secretary
Typed or printed name of signee

Filing Fees:

$100.00 Filing Fee for Articles of Organization

$ 25.00 Designation of Registered Agent

$ 30.00 Certified Copy (Optional)

$ 5.00 Certificate of Status (Optional)

CONTINUED